Exhibit 10.10


                                PROMISSORY NOTE



$100,000.00                                        October 23, 2003
                                                   Wall Township, New Jersey

      FOR VALUE RECEIVED, COATES MOTORCYCLE COMPANY, LTD., a Delaware corporation, having its principal offices located at 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719 (hereinafter sometimes referred to as the "Maker") promises to pay to the order of PAUL M. DI LORENZO, MD, an individual having and address located at 1 Main Street, Suite 104, P.O. Box 954, Eatontown, New Jersey 07724 (hereinafter sometimes referred to as the "Payee") the sum of ONE HUNDREDTHOUSAND AND 00/100 ($100,000.00) Dollars, accruing interest at the rate of five percent (5%) per annum, which outstanding principal balance and accrued interest shall be due and payable on the first anniversary date hereof. This Note may, at the option of the Maker, be prepaid in whole or in part without penalty.

            Notwithstanding the foregoing, the unpaid balance of the principal sum of this note and interest hereon shall immediately become due and payable, at the election of the Payee hereof, in the event of:

                  (a) 15 days default in any payment due hereunder; or

                  (b) the appointment of a receiver of the property, rights, credits, assets or any part thereof, of the Maker; or

                  (c) the filing of a petition by or against the Maker for relief under any bankruptcy or insolvency law; or

                  (d) an assignment by the Maker of assets for the benefit of creditors.

            The Maker and all other parties who at any time may be liable hereon in any capacity, jointly and severally, waive presentment and diligence in collecting, demand for payment, protest and notice of dishonor of this note, and authorize the Payee hereof, without notice, to grant extensions in the time of payment or any reductions in the rate of interest on any monies owing on this Note without notice to the Maker or any endorsers hereof.

            In the event Payee is obligated to employ the services of an attorney to enforce any of the obligations set forth herein, Maker hereby agrees to pay any and all such reasonable attorneys fees utilized in any enforcement or collection proceeding.

                                          MAKER:

                                          COATES MOTORCYCLE COMPANY, LTD.

                                          By: /s/ Gregory G. Coates
                                              ----------------------------------
                                               Gregory G. Coates, President





Prom Note - COATES MOTO - DiLorenzo